FORM OF

PROFITS INTEREST SUBSCRIPTION AGREEMENT

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

Saint Louis, MO 63131

Attn: Partnership Accounting

IF UNEXECUTED BY ME BY [3:00 PM CST] ON [DECEMBER 31, 2023], OR IF NOT AFFIRMATIVELY ACCEPTED BY THE PARTNERSHIP ON [JANUARY 1, 2024], THIS PROFITS INTEREST SUBSCRIPTION AGREEMENT EXPIRES AT SUCH TIME AND HAS NO SUBSEQUENT VALUE OR VALIDITY.

Ladies and Gentlemen:

I, the undersigned, hereby irrevocably subscribe for an issuance of a Profits Interest1 of The Jones Financial Companies, L.L.L.P. (the “Partnership”), as defined in and subject in all respects to the terms of the Partnership’s Twenty-Second Amended and Restated Agreement of Registered Limited Liability Limited Partnership dated as of August 15, 2023, as amended from time to time in accordance with its terms (the “Partnership Agreement”) and the terms of this Profits Interest Subscription Agreement (this “Agreement”).

Acceptance of Subscription and Issuance of Profits Interests. I understand that the Partnership shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Partnership only when it is signed by a duly authorized representative of the Partnership and a written confirmation of such acceptance is delivered to the undersigned (an “Acceptance”). Subscriptions need not be accepted in the order received. For the avoidance of doubt, the Partnership has no obligation to issue any Profits Interest prior to an Acceptance, and notwithstanding an Acceptance, the issuance of any Profits Interests to the undersigned shall be subject to the terms and conditions contained herein.

I hereby acknowledge and agree to the following terms and conditions, in each case subject to an Acceptance by the Partnership:

Consideration for Issuance; Effective Date of Issuance. The consideration for any Profits Interest to be issued pursuant hereto is my performance of past and future services for, on behalf of, or for the benefit of the Partnership, its principal operating subsidiary Edward D. Jones & Co., L.P. (“EDJ”) or their affiliates. The effective date of the issuance of the Profits Interest pursuant to this Agreement shall be [January 1, 2024] (the "Effective Date").

Conditions. The issuance of the Profits Interest to me pursuant to this Agreement is conditioned upon an Acceptance by the Partnership on [January 1, 2024] and my (i) being or becoming a Limited Partner or Subordinated Limited Partner of the Partnership as of the Effective Date; (ii) performing services for, on behalf of, or for the benefit of the Partnership, EDJ or their affiliates as of the Effective Date; and (iii) executing the Form of Power of Attorney attached hereto as Appendix I no later than [3:00 PM CST] on [December 31, 2023].

Notional Capital Contribution. For each of the calendar years [2024, 2025 and 2026], the Profits Interest will be designated a Notional Capital Contribution, which, for each such calendar year, shall be the amount set forth opposite such calendar year in the following table:

1 Capitalized terms that are not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Partnership Agreement.

Calendar Year	Notional Capital Contribution
[2024]	[________]
[2025]	[________]
[2026]	[________]

For clarity, the Notional Capital Contribution in effect with respect to the Profits Interest for a calendar year shall apply only for such calendar year and shall not be carried forward or carried back to any other calendar year or otherwise taken into account in computing the Notional Capital Contribution with respect to the Profits Interest for any other calendar year.

Terminating Redemption. The Profits Interest will be deemed to be redeemed without any action by the Partnership no later than the end of the last day of [2026] (such redemption, a “Terminating Redemption”). Any payment to a Profits Interest Holder in connection with a Terminating Redemption shall be determined under the Partnership Agreement.

Status as a Profits Interest Holder. As a Profits Interest Holder (in such capacity), I will be regarded as a limited partner under Missouri law, and, until I am no longer a partner of the Partnership, I will owe certain fiduciary duties to the Partnership, including but not limited to, the duty of good faith, the duty of care, and the duty of loyalty. I will cease to be a Profits Interest Holder upon the earlier of such time as: (i) my death; (ii) I cease to be either a Limited Partner or Subordinated Limited Partner of the Partnership; (iii) the Managing Partner causes me to cease to be a Profits Interest Holder for any reason at the discretion of the Managing Partner; or (iv) the Profits Interest is redeemed pursuant to a Terminating Redemption, provided that at such time I hold no other Profits Interest and have not executed a Profits Interest Subscription Agreement for which there is an Acceptance by the Partnership with respect to any new issuance of a Profits Interest. If my status as a Profits Interest Holder ceases for any reason prior to the end of the last day of [2026], the Profits Interest shall be deemed to be redeemed, in each case, without any action by the Partnership. Any payment to a Profits Interest Holder in connection with such redemption shall be determined under the Partnership Agreement.

Profits Interest. The Profits Interest is intended to constitute a “profits interest,” as that term is used in IRS Revenue Procedures 93-27 and 2001-43, or, to the extent superseded by proposed regulations referenced in IRS Notice 2005-43 or by any other duly issued superseding rules, then as the term is described therein. In accordance with the requirements of IRS Revenue Procedures 93-27 and 2001-43, the Profits Interest (i) shall have a Capital Account balance of zero, and (ii) shall not entitle me to a share of the proceeds if the Partnership’s assets were sold at fair market value and then the proceeds were distributed in a complete liquidation of the Partnership, in each case, at the time of issuance of the Profits Interest on the Effective Date. The Managing Partner may, in the sole discretion of the Managing Partner, limit the amount of Net Income to be allocated to the Profits Interest under the Partnership Agreement with respect to any calendar year (or portion thereof), to the extent that that Managing Partner determines, in the sole discretion of the Managing Partner, that such limitation is necessary or appropriate to comply with the requirements of IRS Revenue Procedures 93-27 and 2001-43 or to otherwise cause the Profits Interest to constitute a Profits Interest For Tax Purposes. I agree to file all income tax returns in a manner consistent with the tax treatment of the Profits Interest as a Profits Interest For Tax Purposes as described herein and in the Partnership Agreement.

Section 83(b) Election. I authorize and direct the Partnership to file with the IRS on my behalf a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, with respect to the Profits Interest in substantially the form attached hereto as Appendix II (“83(b) Election”).

Electronic Signature. If I execute this Agreement and the 83(b) Election electronically, I hereby (a)

consent to subscribing for the issuance of the Profits Interest electronically and to using an electronic signature, (b) understand that I have the option of obtaining a paper record of my subscription for the issuance of the Profits Interest and that my electronic signature is legally equivalent to a manual signature and constitutes my binding acceptance of and agreement to the terms of the issuance of the Profits Interest (as set forth in the Partnership Agreement and this Agreement), and (c) agree that no certification or third party verification will be necessary to validate my electronic signature.

Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Facsimiles or scanned images of original signatures and electronic signatures pursuant to a Partnership-approved process shall be deemed valid and shall have the same effect as an original signature.

Status as a Service Provider or Other Partner. Nothing in this Agreement shall confer upon me any right to be or to continue as a Limited Partner, Subordinated Limited Partner, General Partner or Service Partner of the Partnership, a JV Financial Advisor or an employee of EDJ or any of its affiliated companies (as applicable) for any period or specific duration or interfere with or otherwise restrict in any way the rights of EDJ, the Partnership or me under any agreement to which EDJ and/or the Partnership and I are parties, which rights are hereby expressly reserved by each, including such rights to terminate my status as a Limited Partner, Subordinated Limited Partner, General Partner or Service Partner of the Partnership, a JV Financial Advisor or an employee of EDJ or any of its affiliated companies (as applicable) at any time for any reason whatsoever, with or without cause.

Regulatory Requirements Applicable to Associated Persons of EDJ. I acknowledge and agree to EDJ’s authority to exercise sole and complete supervisory oversight and control over any Financial Services activities engaged in by Associated Persons of EDJ. For this purpose, “Financial Services” include securities and brokerage services, investment advisory services, insurance services, and any other service that may be offered by or through EDJ now or in the future. I acknowledge that any status I may have as an “Associated Person” arises out of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and the rules adopted thereunder, the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the rules adopted thereunder, the rules of the U.S. Securities and Exchange Commission ("SEC"), the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the rules of the Municipal Securities Rulemaking Board (the “MSRB”), or any other self-regulatory organization with regulatory authority over EDJ, Associated Persons of EDJ or the Partnership, or the securities laws and regulations of any states in which Associated Persons of EDJ are registered or with jurisdiction over such Associated Persons, or any other laws, regulations or rules relevant to Financial Services activities of EDJ (together, “Applicable Laws”). EDJ’s oversight and control shall include, but not be limited to, its right to discipline Associated Persons of EDJ. Notwithstanding the foregoing, I acknowledge that EDJ’s supervision of Financial Services activities neither releases or excuses me from any of my obligations or liabilities under Applicable Laws, or gives me any cause of action against EDJ.

I further acknowledge that: (a) I have received a copy of the disclosure document entitled “Considerations Relating to Acquiring Profits Interests of The Jones Financial Companies, L.L.L.P.” dated as of [August 25, 2023] (the “Profits Interest Considerations Document”), with respect to the Partnership’s offering of Profits Interests pursuant to which I am subscribing for issuance of the Profits Interest; (b) I have had an opportunity to review the Profits Interest Considerations Document and ask questions and receive answers from the Partnership regarding the Profits Interest, the Profits Interest Considerations Document and the documents incorporated by reference therein (including, but not limited to, the risk factors therein and those incorporated by reference from the Partnership's SEC filings), and the offering pursuant to which I am subscribing for issuance of the Profits Interest; (c) I have had an opportunity to consult my own legal, tax and financial advisors with respect to the issuance of the Profits Interest and my ownership of the Profits Interest from and after such issuance pursuant to the terms of the Partnership Agreement; (d) I am responsible for any tax consequences resulting from the Profits Interest, and the Partnership does not guarantee any tax treatment with respect to the Profits Interest; (e) there are restrictions on transferring the Profits Interest and the Profits Interest is, as a result, non-transferable; (f) neither the Partnership nor any of its employees, partners, representatives or agents has provided any tax or investment advice or made any representation as to the suitability of the Profits Interest or any guarantee or representation as to the potential success, return, effect or benefit of accepting, owning or redeeming the Profits Interest; (g) accepting, owning and redeeming the Profits Interest involves substantial risks and I have reviewed, understand and accept the risks associated with an accepting, owning and redeeming the Profits Interest; (h) my obligations hereunder are binding upon me and irrevocable; and (i) I hold a General Securities Representative (Series 7) license in good standing or otherwise meet the definition of an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended. I understand that the Profits Interest will be governed by the terms of the Partnership Agreement and this Agreement.

This subscription for issuance of the Profits Interest pursuant to the Partnership Agreement and this Agreement is invalid unless an executed copy of this Agreement is received by the Partnership (or arrangements therefore satisfactory to the Partnership are made) by [3:00 PM CST] on [December 31, 2023], and an Acceptance by the Partnership is delivered on [January 1, 2024]. This Agreement may be executed and delivered electronically.

Signature: Date:

Name: Employee ID:

Accepted: THE JONES FINANCIAL COMPANIES, L.L.L.P.

Signature: Date:

Name: Title:

THIS AGREEMENT IS NOT TRANSFERABLE OR ASSIGNABLE.

Appendix I

FORM OF POWER OF ATTORNEY

THE JONES FINANCIAL COMPANIES, L.L.L.P.

A REGISTERED LIMITED LIABILITY LIMITED PARTNERSHIP

DURABLE POWER OF ATTORNEY

The undersigned does, by their execution hereof, hereby irrevocably appoint the managing partner of The Jones Financial Companies, L.L.L.P., a Missouri registered limited liability limited partnership (the "Partnership"), governed by the Twenty-Second Amended and Restated Agreement of Registered Limited Liability Limited Partnership dated as of August 15, 2023 (the "Partnership Agreement") and, during any period where the Partnership does not have a managing partner, the Enterprise Leadership Team, (in either instance, the "Managing Partner"), as their true and lawful attorney−in−fact with full power and authority in their name, place, and stead, to execute or acknowledge under oath, deliver, and/or file and record at the appropriate public offices:

(a)
The Partnership Agreement and an amendment or amendments to the Partnership Agreement for the purpose of adding the undersigned as a Profits Interest Holder in the Partnership and otherwise binding the undersigned to the terms of the Partnership Agreement;

(b)
Any document necessary to withdraw the undersigned as a Profits Interest Holder in accordance with the Partnership Agreement;

(c)
All tax returns, forms, schedules and similar documents required to effectuate the terms or intent of the Partnership Agreement and as allowed or required by state or local tax laws to be filed on behalf of all nonresident limited partners in states where such limited partners are allocated Partnership income derived from such states, which we refer to as a composite filing; provided, however, that for composite filing return purposes, each nonresident Profits Interest Holder shall be notified electronically or in writing annually prior to the composite filing and confirm participation in such composite filing;

(d)
All annual state tax forms and certifications required to be completed to acknowledge inclusion in any federal, state or foreign composite filing allowed and deemed appropriate by the Managing Partner; and

(e)
As contemplated by Section 12.1 of the Partnership Agreement, such documents as may be necessary or appropriate to carry out the business of the Partnership and the provisions of the Partnership Agreement, including:

(i)
All certificates and other instruments (including the Partnership Agreement or any certificate of limited partnership or certificate of limited liability partnership and any amendment thereof) which the Managing Partner deems appropriate to qualify or continue the Partnership as a registered limited liability limited partnership under the Missouri Limited Partnership Act and the Missouri Partnership Act (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Missouri Limited Partnership Act and the Missouri Partnership Act) or under the laws of any other jurisdiction in which the Partnership may conduct business;

(ii)
All amendments to the Partnership Agreement or any certificate of limited partnership or any certificate of limited liability partnership which are required to be filed or which the Managing Partner deems to be advisable to file;

(iii)
All instruments which the Managing Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of the Partnership Agreement;

(iv)
All conveyances and other instruments which the Managing Partner deems appropriate to reflect the dissolution and termination of the Partnership; and

(v)
All other instruments, documents, or contracts (including, without limiting the foregoing, any deed, lease, mortgage, note, bill of sale, contract, trust agreement, guarantee, partnership agreement, indenture, underwriting agreement or any instrument or documentation which may be required to be filed (or which the Managing Partner deems advisable to file) by the Partnership under the laws of any state or by any governmental agency) and any other agreements (including cash subordination agreements) as deemed appropriate by the Managing Partner or otherwise requisite to carrying out the intent and purpose of the Partnership Agreement and the business of the Partnership and its affiliates.

The appointment by the undersigned of the Managing Partner as attorney−in−fact shall be deemed to be a power coupled with an interest in recognition of the fact that the undersigned will be relying upon the power of the Managing Partner to act as contemplated by the Partnership Agreement in any filing and other action by the Managing Partner on behalf of the Partnership. This Power of Attorney shall survive the death, disability or incompetence of the undersigned or the assignment by the undersigned of the whole or any part of their interest hereunder (which such assignment is, in any event, prohibited by the terms of the Partnership Agreement).

The undersigned agrees to indemnify and hold the Partnership, its subsidiaries, and the partners, employees, successors and assigns of each harmless from any and all liability, including, but not limited to, attorney’s fees, arising from the Partnership’s reliance on this Power of Attorney. This indemnity includes but is not limited to any breach by an agent of the undersigned of such agent of the undersigned’s obligation to notify the Partnership of the death or disability of the undersigned. This Power of Attorney and indemnity shall remain in effect until such time as the undersigned is no longer a Profits Interest Holder of the Partnership. Such termination of the undersigned's status as a Profits Interest Holder will not affect the undersigned's liability for transactions entered into prior thereto.

The undersigned has executed this Power of Attorney as of the date set forth below.

Signature: Date: Name: Employee ID:

Appendix II

83(b) ELECTION

Date: [__]

Certified Mail-Return Receipt Requested

Department of the Treasury

Internal Revenue Service

[__], [__] [__]

Re: IRC § 83(b) Election

To Whom This May Concern:

Enclosed for filing is an executed original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, for the following taxpayer:

Name: [__]

SSN: [__]

Please acknowledge receipt of this document by date-stamping the copy and returning it to me in the self-addressed, stamped envelope provided.

Very truly yours,

Signed: _____________________________

Name: _____________________________

Enclosures

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

Pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and Treas. Reg. § 1.83-2, the undersigned taxpayer (the “Taxpayer”) hereby files with the office of the Internal Revenue Service with which the Taxpayer is required to file the Taxpayer’s federal income tax return this election to include in her gross income for 2023 the excess of (a) the fair market value at the time of transfer of the property described below (determined without regard to any restrictions on such property other than restrictions which by their terms will never lapse) over (b) the amount the Taxpayer paid for such property:

(1) Name, Address, and Taxpayer Identification Number (TIN) of the Taxpayer:

Name: [__]

Address: [__]

TIN: [__]

(2) Description of Property With Respect to Which Election is Being Made: a profits interest (the “Profits Interest”) in The Jones Financial Companies, L.L.L.P, a Missouri Limited Liability Limited Partnership (the “Partnership”).

(a) Date on Which Property Was Transferred to Taxpayer: [__]

(b) End of Taxable Year of Taxpayer: [__]

(3) Nature of Restrictions to Which Property is Subject:

(a)
The Taxpayer has executed a Profits Interest Subscription Agreement, which is subject to acceptance by the Partnership on [January 1, 2024], and has agreed to be bound to that certain Twenty-Second Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated August 15, 2023 (the “Partnership Agreement,” together with the Profits Interest Subscription Agreement, the “Agreements”), and, under the Agreements, the Profits Interest may be forfeited, including in circumstances in which the Taxpayer ceases to perform services for, on behalf of, or for the benefit of the Partnership, its principal operating subsidiary Edward D. Jones & Co., L.P. or their affiliates.

(b)
The Profits Interest is not transferable (in whole or in part) except with the express written consent of the Managing Partner of the Partnership.

(4) Fair Market Value of the Property as to which Election Is Being Made at Time of Transfer (Determined Without Regard to Any Restrictions Other Than Restrictions Which by Their Terms Will Never Lapse): $0.

(5) Amount Paid for the Property: $0.

A copy of this election statement has been furnished to the Partnership.

Dated: [__] ______________________________

Name: [__]